UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2016

AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15505 Long Vista Drive, Suite 250

Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

___________________________________

(Former name or former address, if changed since last report)

(512) 225-9844

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 5, 2016 the Company settled an action initially filed in June 2014 by a former employee and director of the Company, in the U.S. District Court for the Eastern District of Pennsylvania based on certain stock options granted to the former employee and other matters relating to the former employee’s dismissal from the Company. The action was filed against the Company and certain of its former executive officers. Without admitting fault, liability or wrongdoing the Company and former employee agreed to settle the action in consideration of the Company tendering $30,000 to the former employee and issuing the former employee 5,000,000 shares of its common stock. In consideration of the cash payment and stock, the former employee released the Company and its affiliates, including but not limited to past and present officers and directors, from all liability relating to the action and from all other potential future claims.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS SEEN ON TV, INC.

By:/s/ Shad Stastney

Shad Stastney

Chief Executive Officer

Date: January 11, 2016